  Exhibit 99.1

SharpSpring Reports Third Quarter 2020 Results

Continued Execution of Larger Agency Deals Drives Sequentially Improved Topline and Annual Recurring Revenue

Return to Net Positive Agency New Client Additions Underpins Improving Business Conditions in Recent Months

GAINESVILLE, FL – November 10, 2020 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing and sales automation platform, reported financial results for the third quarter ended September 30, 2020.

Recent Operational Highlights
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Appointed award-winning public company CEO and veteran software investor Savneet Singh to the Board of Directors, providing additional investor perspective and directly applicable industry operator experience. Singh has also been named a member of the Company’s Compensation and Audit Committees.

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Recognized by two of the leading software review platforms, earning placement as a 2020 Best Software Award winner on G2 and a Top Rated Marketing Automation Software for 2020 on TrustRadius. Additionally, recognized as sales and marketing automation industry leader in 16 different performance categories as part of the G2 Crowd Fall 2020 Reports.

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Launched Agency Acceleration Series with top digital marketing experts leading speaker line-up, including superstar industry influencers like Neil Patel, Shama Hyder, Rand Fishkin, Ann Handley, and Seth Godin.

●
Customer acquisition cost (CAC) decreased 26% to $7,900 from $10,700 in the same year-ago period and 29% from $11,100 in the second quarter of 2020. The substantial year-over-year and sequential improvement was primarily due to improvements and cost reductions to the Company’s sales and marketing campaigns in recent months.

Third Quarter 2020 Key Performance Indicators (KPIs)

●
Total monthly recurring revenue (MRR) from new customers in the third quarter of 2020 improved 21% to $176,000 compared to $146,000 in the third quarter of 2019 and 9% compared to $162,000 in the second quarter of 2020. The year-over-year and sequential increase in total MRR was primarily a result of larger agency and direct customer deal sizes.

●
New customer additions are expected to generate approximately $2.1 million in annual recurring revenue (ARR).

●
Finished the quarter with approximately 2,000 agency customers, 500 direct customers, and more than 10,000 total businesses across all SharpSpring sales and marketing platforms including Perfect Audience and legacy products.

●
On a year-over-year basis, Q3 2020 net revenue retention was 90.1%, when compared to the third quarter of 2019.

Third Quarter 2020 Financial Results

●
Total revenue increased 28% to a record $7.3 million from $5.7 million in the same year-ago period.

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Gross profit increased 40% to a record $5.4 million (74% of total revenue) from $3.9 million (68% of total revenue) in the same year-ago period.

●
Net loss was $1.5 million, or $0.13 per share, compared to net loss of $2.5 million, or $0.23 per share, in the same year-ago period.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $468,000, compared to an adjusted EBITDA loss of $2.0 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $735,000, or $0.06 per share, compared to core net loss of $2.1 million, or $0.20 per share, in the same year-ago period.

●
At quarter-end, the Company had $15.0 million in cash, compared to $11.9 million at December 31, 2019.

2020 Financial Outlook
For the fiscal year ending December 31, 2020, SharpSpring now expects total revenue to range between approximately $29.0 million to $29.4 million, which would represent an increase of 28% to 30% compared to the prior year. The Company’s guidance is based on recurring revenue from its current customer base and performance results tracked through September of this year. The updated guidance range primarily reflects the uncertainty of digital advertising revenues from Perfect Audience in the fourth quarter of this year. These expectations also include an anticipated impact from the COVID-19 global pandemic based on information available as of the date of this report.

Management Commentary
“During the third quarter we continued to push forward in a challenging global economic environment and were able to generate sequentially improved results, which were aided by a return to net positive agency client additions for the first time since the pandemic took hold,” said SharpSpring CEO Rick Carlson. “While our core business continues to perform according to plan, we did experience a delayed reduction in our Perfect Audience retargeting business, specifically ad spends, which, while unfortunate, should be temporary. On the SharpSpring side, we are driving increased average deal sizes through sales of multi-packs to more mature agencies. Through our new sales-focused approach, we are also driving meaningful improvements to our acquisition costs, which decreased nearly 30% sequentially.

“Operationally, we remain focused on driving new sales, marketing and product initiatives that are designed to have a long-term positive impact on the business. Our Agency Acceleration Series led by top digital marketing experts has been effective in driving inbound leads as well as overall brand recognition. We have also made significant improvements to our onboarding program, reducing the turnaround time on platform integration and introducing new features such as our upcoming in-app engagement tool SpringBoard. As we close out the year, we are cautiously optimistic that the improved conditions we’ve seen in recent months are indicative of a return to growth and historical industry trends.“

Conference Call
SharpSpring management will hold a conference call today, November 10, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and Interim CFO Aaron Jackson will host the call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770
International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time today through November 24, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 38253

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a-Service (SaaS) Platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Aaron Jackson
Interim Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	7,306,832	$5,723,978	$21,630,466	$16,567,696

Cost of services	1,869,278	$1,840,764	6,109,949	5,014,964
Gross profit	5,437,554	3,883,214	15,520,517	11,552,732

Operating expenses:
Sales and marketing	2,705,141	3,102,653	8,134,363	8,976,466
Research and development	1,380,926	1,207,605	4,443,956	3,684,314
General and administrative	2,725,254	1,991,329	7,383,655	6,154,295
Intangible asset amortization	152,801	95,250	489,348	285,750

Total operating expenses	6,964,122	6,396,837	20,451,322	19,100,825

Operating loss	(1,526,568)	(2,513,623)	(4,930,805)	(7,548,093)

Other expense, net	(14,075)	(15,781)	(73,630)	(161,873)
Loss on induced conversion	-	-	-	(2,162,696)
Gain on embedded derivative	-	-	-	214,350

Loss before income taxes	(1,540,643)	(2,529,404)	(5,004,435)	(9,658,312)
Provision (benefit) for income taxes	1,706	(2,291)	(1,503,625)	835

Net loss	(1,542,349)	$(2,527,113)	$(3,500,810)	$(9,659,147)

Basic net loss per share	$(0.13)	$(0.23)	$(0.30)	$(0.96)
Diluted net loss per share	$(0.13)	$(0.23)	$(0.30)	$(0.96)

Weighted average common shares outstanding
Basic	11,564,856	10,948,416	11,538,457	10,028,246
Diluted	11,564,856	10,948,416	11,538,457	10,028,246

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	15,018,607	$11,881,949
Accounts receivable	278,624	340,344
Unbilled receivables	1,144,793	998,048
Income taxes receivable	42,179	15,010
Other current assets	1,421,690	1,363,366
Total current assets	17,905,893	14,598,717

Property and equipment, net	2,271,661	1,996,722
Goodwill	10,938,143	10,922,814
Intangibles, net	4,168,652	4,658,000
Deferred income taxes	4,005	-
Right-of-use assets	8,555,919	5,281,530
Other long-term assets	615,994	549,022
Total assets	44,460,267	$38,006,805

Liabilities and Shareholders' Equity
Accounts payable	2,282,795	$2,052,538
Accrued expenses and other current liabilities	954,309	919,089
Line of credit	1,900,000	-
Deferred revenue	566,084	860,820
Income taxes payable	75,643	13,944
Lease liability, current portion	709,036	370,340
Notes payable, current portion	2,061,263	-
Total current liabilities	8,549,130	4,216,731

Lease liability, net of current portion	7,973,813	4,976,727
Notes payable, net of current portion	1,338,236	-
Total liabilities	17,861,179	9,193,458

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	11,611	11,537
Additional paid in capital	60,139,290	58,851,285
Accumulated other comprehensive loss	(226,321)	(224,793)
Accumulated deficit	(33,241,492)	(29,740,682)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	26,599,088	28,813,347

Total liabilities and shareholders' equity	44,460,267	$38,006,805

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	(1,542,349)	$(2,527,113)	$(3,500,810)	$(9,659,147)

Adjustments to reconcile loss from operations:
Depreciation and amortization	405,022	256,355	1,179,162	727,873
Amortization of costs to acquire contracts	207,004	199,058	611,772	630,815
Non-cash stock compensation	397,471	284,308	1,138,521	849,900
Deferred income taxes	1,706	-	(3,798)	-
Gain on disposal of property and equipment	-	-	-	(617)
Non-cash interest	-	-	-	139,372
Amortization of debt issuance costs and embedded derivative	-	-	-	2,903
Gain on embedded derivative	-	-	-	(214,350)
Loss on induced conversion	-	-	-	2,162,696
Unrealized foreign currency loss	10,874	26,344	120,802	43,470
Changes in assets and liabilities:
Accounts receivable	171,229	10,280	64,969	(15,014)
Unbilled receivables	(4,203)	(50,188)	(137,518)	(189,008)
Right-of-use assets	201,002	109,247	(3,274,388)	323,180
Other assets	(461,586)	(330,499)	(740,686)	(746,774)
Income taxes, net	-	(2,291)	33,639	(30,853)
Accounts payable	350,733	82,722	229,798	3,891
Lease liabilities	(175,508)	(95,068)	3,335,783	(280,643)
Other liabilities	315,812	50,661	27,772	(36,639)
Deferred revenue	(95,491)	193,379	(297,384)	258,991
Net cash provided by (used in) operating activities	(218,284)	(1,792,805)	(1,212,366)	(6,029,954)

Cash flows from investing activities
Purchases of property and equipment	(48,931)	(154,767)	(401,831)	(483,330)
Proceeds from the sale of property and equipment	-	-	-	617
Capitalization of software development costs	(138,798)	(295,382)	(562,922)	(578,922)
Net cash used in investing activities	(187,729)	(450,149)	(964,753)	(1,061,635)

Cash flows used in financing activities:
Proceeds from line of credit	-	-	1,900,000	-
Proceeds from note payable	-	-	3,399,500	-
Proceeds from exercise of stock options, net	167,417	19,733	190,880	926,350
Proceeds from issuance of common stock, net	-	-	-	10,649,005
Payments for taxes related to net share settlement of equity awards	(5,420)	-	(33,822)	-
Net cash provided by financing activities	161,997	19,733	5,456,558	11,575,355

Effect of exchange rate on cash	(24,272)	(20,504)	(142,781)	(50,690)

Change in cash and cash equivalents	(268,288)	(2,243,725)	$3,136,658	$4,433,076

Cash and cash equivalents, beginning of period	15,286,895	15,997,667	$11,881,949	$9,320,866

Cash and cash equivalents, end of period	15,018,607	13,753,942	$15,018,607	$13,753,942

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	(1,542)	$(2,527)	$(3,501)	$(9,659)
Provision (benefit) for income taxes	2	(2)	(1,504)	1
Other expense, net	14	16	74	162
Non-cash gain on embedded derivative	-	-	-	(214)
Non-cash loss on induced conversion	-	-	-	2,163
Depreciation & amortization	405	256	1,179	728
Non-cash stock compensation	397	284	1,139	850
Restructuring	-	-	-	133
Sales Tax Contingent Liability	256	-	256	-
Franchise tax settlement	-	-	-	318
Adjusted EBITDA	(468)	(1,973)	(2,357)	(5,518)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	(1,542)	$(2,527)	$(3,501)	$(9,659)
Amortization of intangible assets	153	95	489	286
Non-cash stock compensation	397	284	1,139	850
Non-cash gain on embedded derivative	-	-	-	(214)
Non-cash loss on induced conversion	-	-	-	2,163
Restructuring	-	-	-	133
Sales Tax Contingent Liability	256	-	256	-
Franchise tax settlement	-	-	-	318
Tax adjustment	1	3	(112)	4
Core net loss	(735)	$(2,145)	$(1,729)	$(6,119)

Core net loss per share	$(0.06)	$(0.20)	$(0.15)	$(0.61)
Weighted average common shares outstanding	11,565	10,948	11,538	10,028